EXHIBIT 1.2




                 AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER



                   AMENDMENT NO. 2 ("Amendment No. 2") dated as of November 5, 1997, to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 30, 1997, by and among JP Foodservice, Inc., a Delaware corporation ("JPFI"), Rykoff-Sexton, Inc., a Delaware corporation ("RSI"), and Hudson Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of JP Foodservice ("Merger Sub").

                   WHEREAS, JPFI, RSI and Merger Sub have previously executed and delivered the Merger Agreement; and

                   WHEREAS, JPFI, RSI and Merger Sub have previously executed and delivered Amendment No. 1 to the Agreement and Plan of Merger ("Amendment No. 1"); and

                   WHEREAS, JPFI, RSI and Merger Sub desire to further amend the Merger Agreement as set forth herein and pursuant to
         Section 7.3 thereof (it being understood that all references to the Merger Agreement herein or any provision thereof refer to such Merger Agreement or provision as amended by Amendment No.
         1);

                   NOW, THEREFORE, JPFI, RSI and Merger Sub agree as follows:

                   1. Definitions. Capitalized terms used but not expressly defined herein shall have the meanings accorded such terms in the Merger Agreement.

                   2. Amendment of Section 2.1(b) of Merger Agreement. The first sentence of Section 2.1(b) of the Merger Agreement is hereby amended to read, in its entirety, as follows:

                   Subject to Section 2.2(e), each issued and outstanding share of RSI Common Stock (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive 0.775 (the "Exchange Ratio") validly issued, fully paid and non-assessable shares of common stock, par value $.01 per share ("JPFI Common Stock"), of JPFI.

         All references to the Exchange Ratio in the Merger Agreement or in any other instrument or agreement contemplated thereby shall be deemed to refer to the Exchange Ratio as amended hereby.







                   3. Amendment of Section 2.1(e)(iii). Section 2.1(e)(iii) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                        "(iii) At the Effective Time, the warrants,
                   dated May 17, 1996, between RSI and each of Teachers Insurance and Annuity Association of America, the Nippon Credit Bank, Ltd. and Dresdner Bank AG (each, an "Assumed Warrant") shall be assumed by JPFI and shall constitute a warrant to acquire, otherwise on the same terms and conditions as were applicable under such Assumed Warrant, a number of shares of JPFI Common Stock determined pursuant to the terms of Sections 2 and 3 of the Assumed Warrants, copies of which have been delivered to JPFI.

                   4. Amendment of Article III. Article III of the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Schedule IV hereto.

                   5.   Amendment of Section 4.1(a) of Merger Agreement.
         (a) The introductory paragraph to Section 4.1(a) of the Merger Agreement is hereby amended in its entirety as follows:

                        "(a)  Conduct of Business by RSI.  Except (i) as
                   disclosed to an executive officer of JPFI in writing prior to the date of Amendment No. 2 to this Agreement ("Amendment No. 2"), or (ii) as disclosed in (A) the RSI Disclosure Schedule, (B) any RSI Filed SEC Document, or (C) any press release issued by RSI prior to the date of this Amendment (each, an "RSI Press Release"), (iii) as otherwise expressly contemplated by this Agreement or the transactions contemplated thereby, or (iv) as consented to by JPFI in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, (I) RSI shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, (II) except as may be required by law or any plan, program, contract or arrangement in effect on the date of Amendment No. 2, during the period from the date of this Agreement to the Effective Time, RSI shall not, and shall not permit any of its subsidiaries to, (A) grant to any current or former director, officer, any regional vice president or president of any division of RSI or its subsidiaries any increase in compensation, bonus or other benefits, except as required by employment agreements in effect as of April 27, 1996; (B) grant to any such current or former director, officer, any regional vice president or president of any division any increase in severance or termination pay; or (C) enter into, or amend, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer, regional vice president or









                   president of any division, or (III) except as may be required by law or any plan, program, contract or arrangement in effect on the date of Amendment No. 2, during the period from the date of Amendment No. 2 to the Effective Time, RSI shall not, and shall not permit any of its subsidiaries to adopt or amend, and to RSI's knowledge since October 8, 1997, RSI has not and has not permitted any of its subsidiaries to, adopt or amend, any collective bargaining agreement (other than renegotiations required by any such collective bargaining agreement), employment agreement, consulting agreement, severance agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of RSI or any of its wholly-owned subsidiaries (collectively, the "RSI Benefit Plans"), in any manner which would, individually, or in the aggregate, involve amounts in excess of $1,000,000. Anything in this Section 4.1(a) to the contrary notwithstanding, RSI and any RSI subsidiary shall not be deemed in violation of this Section 4.1(a) if such violation is cured prior to the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, RSI shall not, and shall not permit any of its subsidiaries to:"

                   (b) Existing Section 4.1 (a)(vi) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

                        "make any tax election that individually or in
                   the aggregate would have a material adverse effect on RSI or any of its tax attributes or settle or compromise any material income tax liability"

                   6.   Amendment of Section 4.1(b) of Merger Agreement.
         (a) The introductory paragraph to Section 4.1(b) of the Merger Agreement is hereby amended in its entirety as follows:

                        "(b)  Conduct of Business by JPFI.  Except (i)
                   as disclosed to an executive officer of RSI in writing prior to the date of Amendment No. 2, or (ii) as disclosed in (A) the JPFI Disclosure Schedule as amended by Schedule V to Amendment No. 2, (B) any JPFI Filed SEC Document, or (C) any press release issued by JPFI prior to the date of Amendment No. 2 (each, a "JPFI Press Release"), (iii) as otherwise expressly contemplated by this Agreement or the transactions contemplated thereby, or (iv) as consented to by RSI in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, (I) JPFI shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations, and, to the extent consistent therewith, use all









                   reasonable efforts to preserve intact their current business organizations, (II) except as may be required by law or any plan, program, contract or arrangement in effect on the date of Amendment No. 2, during the period from the date of this Agreement to the Effective Time, JPFI shall not, and shall not permit any of its subsidiaries to, (A) grant to any current or former director, officer, any regional vice president or president of any division of JPFI or its subsidiaries any increase in compensation, bonus or other benefits, except as required by employment agreements in effect as of June 29, 1996;
                   (B) grant to any such current or former director, officer, any regional vice president or president of any division any increase in severance or termination pay, or (C) enter into, or amend, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer or any regional vice president or president of any division, or (III) except as may be required by law or any plan, program, contract or arrangement in effect on the date of Amendment No. 2, during the period from the date of Amendment No. 2 to the Effective Time, JPFI shall not, and shall not permit any of its subsidiaries to adopt or amend, and to JPFI's knowledge since October 8, 1997, JPFI has not and has not permitted any of its subsidiaries to, adopt or amend, any collective bargaining agreement (other than renegotiations required by any such collective bargaining agreement), employment agreement, consulting agreement, severance agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of JPFI or any of its wholly-owned subsidiaries (collectively, the "JPFI Benefit Plans"), in any manner which would, individually, or in the aggregate, involve amounts in excess of $1,000,000. Anything in this Section 4.1(b) to the contrary notwithstanding, JPFI and any JPFI subsidiary shall not be deemed in violation of this
                   Section 4.1(b) if such violation is cured prior to the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, JPFI shall not, and shall not permit any of its subsidiaries to:"

                   (b) Existing Section 4.1 (b)(vi) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

                        "make any tax election that individually or in
                   the aggregate would have a material adverse effect on JPFI or any of its tax attributes or settle or compromise any material income tax liability"









                   7.   Amendment of Section 5.7.

                   (a) Section 5.7(a) of the Merger Agreement is hereby amended to add at the end of the penultimate sentence the following:

                        "The certificate of incorporation and bylaws of
                   the Surviving Corporation shall contain the provisions (and the Surviving Corporation's Certification of Incorporation and by-laws may be amended to incorporate such provisions) with respect to indemnification that are set forth in the certificate of incorporation and bylaws of RSI (in each case in effect as of June 30, 1997 and as provided to JPFI prior to such date), which provisions shall not be amended, repealed or otherwise modified, except as required by law, for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at (or at any time prior to) the Effective Time were directors or officers of RSI or its subsidiaries (or any of its predecessors).

                   (b) Section 5.7(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                        "(b)  In the event that JPFI, the Surviving
                   Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of JPFI or the Surviving Corporation (as the case may be) assume the obligations set forth in this Section 5.7."


                        (c) The Merger Agreement is hereby amended by the addition of the following new Section 5.7(e):

                             "(e)  Without limiting the generality of
                        the foregoing, the provisions of this Section
                        5.7 shall apply to any litigation, action, suit, claim, investigation or proceeding described in
                        Item 11 to Schedule II to Amendment No. 2."

                   8. Amendment of Section 5.18. Section 5.18 of the Merger Agreement is hereby amended to add at the end thereof the following:

                        "Notwithstanding the foregoing, each of RSI and
                   JPFI agrees that taking into account the modification of the Exchange Ratio, substantial authority exists as of the date of Amendment No. 2 that, as of the Effective Time, the position set forth in this
                   Section 5.18 shall continue to be









                   applicable. Without the prior written consent of RSI, JPFI agrees that it shall not, and shall not permit any of its subsidiaries to, take any action not required by any binding contract or plan in effect as of the date of Amendment No. 2 or by applicable law that would prevent the statement set forth in the preceding sentence from being true and correct as of the Effective Time, including without limitation, any action with respect to the issuance of shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, whether or not permitted by any other provision of this Agreement."

                   9.   Amendment of Section 6.2(a) of the Merger
         Agreement. Section 6.2(a) of the Merger Agreement shall be amended to read in its entirety as follows:

                        "(a)  Representations and Warranties.  The
                   representations and warranties of RSI set forth herein shall be true and correct both when made, and at and as of the Closing Date, as if made at and as of such time (except (i) to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such date, and (ii) for the representations and warranties set forth in Sections 3.1(f) and 3.1(g)(i), in which case such representations and warranties shall be true and correct as of the date of Amendment No. 2) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on RSI.

                   10.  Amendment of Section 6.2(b) of Merger Agreement.
         Section 6.2(b) of the Merger Agreement is hereby amended by deleting the period at the end thereof and by substituting therefor the following:

                        "; provided, however, that the obligations of
                   RSI set forth in Clauses (II) and (III) of Section 4.1(a) shall have been performed in all respects, without reference to any limitation on such RSI obligations in respect of "materiality" or "material adverse effect."

                   11.  Amendment of Section 6.3(a) of the Merger
         Agreement. Section 6.3(a) of the Merger Agreement shall be amended to read in its entirety as follows:

                        "(a)  Representations and Warranties.  The
                   representations and warranties of JPFI set forth herein shall be true and correct both when made, and at and as of the Closing Date, as if made at and as of such time (except (i) to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such









                   date, and (ii) for the representations and warranties set forth in Sections 3.2(f) and 3.2(g)(i), in which case such representations and warranties shall be true and correct as of the date of Amendment No. 2) except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on JPFI.

                   12.  Amendment of Section 6.2(c) of Merger Agreement.
         Section 6.2(c) of the Merger Agreement and any cross references thereto are hereby deleted in their entirety.

                   13.  Amendment of Section 6.3(b) of Merger Agreement.
         Section 6.3(b) of the Merger Agreement is hereby amended by deleting the period at the end thereof and by substituting therefor the following:

                        "; provided, however, that the obligations of
                   JPFI set forth in Clauses (II) and (III) of Section 4.1(b) shall have been performed in all respects, without reference to any limitation on such JPFI obligations in respect of "materiality" or "material adverse effect."

                   14.  Amendment of Section 6.3(c) of the Merger
         Agreement. Section 6.3(c) of the Merger Agreement and any cross references thereto are hereby deleted in their entirety.

                   15.   Amendment of Section 7.1(c) of Merger
         Agreement. Section 7.1(c) of the Merger Agreement is hereby amended by inserting the following between the phrases
         "agreements contained in this Agreement," and "which breach or failure to perform":

                        "or if RSI shall have breached or failed to
                   perform in any respect its covenants and agreements set forth in Clause (II) or Clause (III) of the first paragraph of Section 4.1(a),"

                   16.  Amendment of Section 7.1(d) of Merger Agreement.
         Section 7.1(d) of the Merger Agreement is hereby amended by inserting the following between the phrases "agreements contained in this Agreement," and "which breach or failure to perform":

                        "or if JPFI shall have breached or failed to
                   perform in any respect its covenants and agreements set forth in Clause (II) or Clause (III) of the first paragraph of Section 4.1(b),"









                   17. Amendment of Section 8.3. (a) Section 8.3(b) of the Merger Agreement is hereby amended by adding the following to the end thereof:

                        "provided, however, that no change, effect,
                   event, occurrence or state of facts relating to, or arising or resulting from, any of the following matters, regardless of the amounts involved shall constitute a "material adverse change" or "material adverse effect": (i) any actions taken or omitted to be taken with the prior written approval of JPFI in anticipation or reliance upon the consummation of the Merger or the transactions contemplated thereby, (ii) any failure by RSI or its subsidiaries to keep available the services of their current officers or other employees, or to preserve any relationships with those persons having business dealings with them; or (iii) any of the matters disclosed in the RSI Disclosure Schedule, in any RSI Filed SEC Document, in any RSI Press Release, or otherwise disclosed to an executive officer of JPFI in writing by RSI prior to the date of Amendment No. 2."

                   (b) Section 8.3 of the Merger Agreement is hereby amended to add the following new Sections 8.3(f), (g), (h), (i) and (j):

                        "(f)  "Securities Act" means the Securities Act
                   of 1933, as amended."

                        "(g)  "RSI SEC Documents" means all required
                   reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed with the SEC by RSI since June 28, 1997, and the Form S-4 as filed prior to the date of Amendment No. 2."

                        "(h)  "JPFI SEC Documents" means all required
                   reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed with the SEC by JPFI since June 28, 1997 and the Form S-4 as filed prior to the date of Amendment No. 2."

                        "(i)  "To RSI's knowledge" shall mean the actual
                   knowledge, without any inquiry or investigation whatsoever, of Mark Van Stekelenburg, RSI's Chairman, CEO and President, Robert J. Harter Jr., RSI's Senior Vice President and General Counsel, Richard J. Martin, RSI's Executive Vice President and Chief Financial Officer, and Christopher Mellon, RSI's Vice President and Controller. "To JPFI's knowledge" shall mean the actual knowledge, without any inquiry or investigation whatsoever, of Jim Miller, JPFI's Chairman of the Board, President and CEO, David Abramson, JPFI's Senior Vice President and General









                   Counsel, Lewis Hay, III, JPFI's Senior Vice President and Chief Financial Officer and George T. Megas, JPFI's Vice President-Finance."

                        "(j)  "Form S-4" means the registration
                   statement on Form S-4 to be filed with the SEC by JPFI in connection with the issuance of JPFI Common Stock in the Merger."

                   18.  Deemed Disclosure.

                   (a) The parties hereto agree that the matters set forth on the Schedules to this Amendment (i) shall be, and hereby are, deemed to have been disclosed in such sections of the RSI Disclosure Schedule with respect to which such matters are relevant, in each case as of the date of the Merger Agreement, and accordingly such disclosures shall be, and hereby are, deemed to modify the representations and warranties of RSI in the Merger Agreement as of such date; (ii) shall not be asserted by JPFI as a breach of the Merger Agreement; and (iii) shall not be asserted by JPFI as the cause of a failure to be satisfied any condition set forth in the Merger Agreement.

                   (b) Section 4.1 of the RSI Disclosure Schedule shall be amended by adding Schedule I hereto thereto. Section
              4.1 of the JPFI Disclosure Schedule shall be amended by adding Schedule V hereto thereto.

                   (c) The introduction to the JPFI and RSI Disclosure Schedules shall be amended by adding the following sentence:

                        "All information set forth in the agreements,
                   documents and instruments referred to herein shall be deemed disclosed in the following schedules as fully and completely as if set forth herein. Any information disclosed in any of the following schedules shall be deemed disclosed and incorporated into any other schedule to the merger agreement where such disclosure would be relevant."

                   19. Filings. As soon as practicable following the date of this Amendment, RSI and JPFI shall prepare and file with the SEC an amendment to the Joint Proxy Statement, and JPFI shall prepare and file with the SEC an amendment to the Form S-4, in which the Joint Proxy Statement will be included. The parties will use their best efforts to make such filings within 10 days of the date of this Amendment. Each of RSI and JPFI shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing.

                   20. Release. (a) Each of JPFI and Merger Sub hereby waives, and releases and discharges RSI, and its stockholders, affiliates, successors, assigns, officers, directors, agents, representatives and employees (collectively "Representatives") of RSI









         from, any claim for damages (whether for loss of benefit of the bargain, costs or expenses or otherwise), other claims, liabilities, damages and causes of action, in each case to the extent related to or based on (i) any breach or alleged breach of the Merger Agreement prior to the date of this Amendment, or
         (ii) this Amendment, the subject matter thereof or any matter set forth on the Schedules to this Agreement. This paragraph does not limit JPFI's or Merger Sub's right to terminate the Merger Agreement in accordance with its terms as amended hereby based on any such breach or alleged breach.

                   (b) RSI and its affiliates hereby waive, and release and discharge JPFI, Merger Sub and the Representatives of each of them from, any claim for damages (whether for loss of benefit of the bargain, costs or expenses or otherwise), other claims, liabilities, damages and causes of action, in each case to the extent related to or based on (i) any breach or alleged breach of the Merger Agreement prior to the date of this Amendment, or (ii) this Amendment, the subject matter thereof or any matter set forth on the Schedules to this Agreement. This paragraph does not limit RSI's right to terminate the Merger Agreement in accordance with its terms as amended hereby based on any such breach or alleged breach.

                   21. Disclaimer of Projections. Each of RSI and JPFI acknowledges that any financial projections that may have been or are hereafter delivered to the other party (the "Financial Projections") reflect a number of estimates and highly subjective assumptions and judgments concerning anticipated results of operations. These assumptions and judgments may or may not prove to be correct and there can be no assurance that any projected results are attainable or will be realized. Each of JPFI and RSI expressly disclaims any representation or warranty, express or implied, as to the accuracy or completeness of the Financial Projections and each of RSI and JPFI acknowledges that it has not relied and will not rely on the Financial Projections, in connection with its evaluation of the transactions contemplated by the Merger Agreement and shall have no right to terminate this Agreement or to not consummate the Merger on the basis of RSI's or JPFI's failure to achieve any Financial Projections.

                   22.  Authority

                   (a) RSI has all requisite corporate power and authority to enter into this Amendment. The execution and delivery of this Amendment and the consummation by RSI of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of RSI, including without limitation the due approval of this Amendment by the Board of Directors of RSI (for the purposes contemplated by Section 3.1(h) of the Agreement and otherwise) and a majority of the ML Directors. This Amendment has been duly executed and delivered by RSI and, assuming the due authorization, execution and delivery thereof by each of JPFI and Merger Sub, constitutes the legal, valid and binding obligation of RSI, enforceable against RSI in accordance with its terms.









                   (b) Each of JPFI and Merger Sub has all requisite corporate power and authority to enter into this Amendment. The execution and delivery of this Amendment and the consummation by each of JPFI and Merger Sub of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of each of JPFI and Merger Sub, including without limitation the due approval of this Amendment by the Board of Directors of JPFI (for the purposes contemplated by Section 3.2(h) of the Agreement and otherwise). This Amendment has been duly executed and delivered by each of JPFI and Merger Sub, and assuming due authorization, execution and delivery thereof by RSI, constitutes the legal, valid and binding obligation of each of JPFI and Merger Sub, enforceable against each of JPFI and Merger Sub in accordance with its terms.

                   23. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

                   24. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                   25. Merger Agreement Confirmed. Except as amended hereby, the Merger Agreement is ratified and confirmed in all respects. All representations, warranties, covenants or agreements of the parties set forth in the Merger Agreement, as amended hereby, shall be deemed to have been made June 30, 1997 and as of the date hereof, except as otherwise expressly provided therein or herein, and RSI and JPFI hereby waive any right to terminate, or not consummate the transactions contemplated by, the Merger Agreement according to its original terms and agree that any such rights shall arise only out of the provisions of the Merger Agreement as amended hereby.

                   26. Notice of Breaches. JPFI and RSI shall give prompt written notice to the other party to the extent it has knowledge of breach by it or such other party of the covenants and agreements set forth in Section 4.1(a) or 4.1(b).



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                   IN WITNESS WHEREOF, JPFI, RSI and Merger Sub have
         caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                       JP FOODSERVICE, INC.




                                       By: /s/ James L. Miller
                                           Name:  James L. Miller
                                           Title:  Chairman, President
                                                   and Chief Executive
                                                   Officer




                                       RYKOFF-SEXTON, INC.




                                       By: /s/ Mark Van Stekelenburg
                                           Name:  Mark Van Stekelenburg
                                           Title:  Chairman, President
                                                   and Chief Executive
                                                   Officer




                                       HUDSON ACQUISITION CORP.




                                       By: /s/ James L. Miller
                                           Name:  James L. Miller
                                           Title:  Chairman, President
                                                   and Chief Executive
                                                   Officer








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